Exhibit 31.1

CEO CERTIFICATION

I, W. Douglas Parker, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of American Airlines Group Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 25, 2016

/s/ W. Douglas Parker
Name:	W. Douglas Parker
Title:	Chief Executive Officer